INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 9 to Registration Statement No. 33-74174 of First MetLife Investors Variable Annuity Account One of First MetLife Investors Insurance Company (the Company) on Form N-4 of our report dated February 22, 2002, relating to the financial statements of the Company (prepared in accordance with accounting principles generally accepted in the United States of America - which report expresses an unqualified opinion and includes an explanatory paragraph that discusses the Company's change in basis of accounting, as of January 1, 2000, as a result of a business combination accounted for as a purchase), our report dated February 22, 2002, relating to the financial statements of the Company (prepared in accordance with the National Association of Insurance Commissioners' Accounting and Practices Procedures Manual - Version effective January 1, 2001 as adapted by the Insurance Department of the State of New York), and our report dated April 5, 2002, relating to the financial statements of the sub-accounts of First MetLife Investors Variable Annuity Account One (prepared in accordance with accounting principles generally accepted in the United States of America), appearing in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/DELOITTE & TOUCHE LLP


St. Louis, Missouri
April 26, 2002



                         Consent of Independent Auditors



The Board of Directors
First MetLife Investors Insurance Company


We consent to the use of our report on the financial statements of First Cova Life Insurance Company (now known as First MetLife Investors Insurance Company) (the Company) dated March 3, 2000, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information, in the Post-Effective Amendment No. 9 to the Registration Statement (Form N-4, File No. 33-74174) of First MetLife Investors Variable Annuity Account One (formerly known as First Cova Variable Annuity Account One).


                                                         /s/KPMG LLP


Chicago, IL
April 26, 2002